Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Ener1, Inc., a Florida corporation (the Company), on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (the Report), Charles Gassenheimer, Chief Executive Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles Gassenheimer
Charles Gassenheimer
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer and Duly Authorized Officer)

March 10, 2011

[A signed original of this written statement required by Section 906 has been provided to Ener1, Inc. and will be retained by Ener1, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]